SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2006

SINO-BIOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12914	20-3828148
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 S. Johnstone Ave, Suite 501

Bartlesville, Oklahoma 74003

(Address of principal executive offices, including zip code)

(918) 336-1773

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 11, 2006, Curtis Hunsinger voluntarily resigned as the Director, President, and Chief Executive Officer.

On December 11, 2006, the Sino-Biotics, Inc. Board of Directors elected Mr. David Lennox to serve as a Director, President, Chairman of the Board, and as Secretary/Treasurer of the Corporation to fill the vacancy in the Board of Directors of the Corporation created by the resignation of Curtis Hunsinger and for the unexpired portion of his term.

Mr. Lennox has been a commercial contractor and developer in the Houston, Texas, region for over twenty-five years. He is also a private venture capitalist for early stage private and public companies. Mr. Lennox currently serves a the Director of Gabriel Technologies, a public company.

The election of Mr. Lennox was not pursuant to any arrangement or understanding between Mr. Lennox and any third party. As of the date of this report, nether Mr. Lennox nor his immediate family member is a party, either directly or indirectly, to any transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Lennox will receive 100,000 shares of restricted stock as compensation.

(c) Exhibits.

None

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Sino-Biotics, Inc.

Dated: December 18, 2006

By:

/s/   David Lennox

David Lennox, President, CEO